EXHIBIT 10.9

SYMMETRY SURGICAL INC.
AUDIT COMMITTEE CHARTER
Effective December 4, 2014

I.	PURPOSE

The Audit Committee (the “Committee”) of Symmetry Surgical Inc. (“Symmetry Surgical” or the “Company”) is appointed by the board of directors (the “Board”) of the company to: (a) assist in the Board’s oversight of: (i) the quality and integrity of the Company’s financial accounting, auditing and reporting practices related to its financial statements, (ii) the quality and integrity of the Company’s consolidated financial statements, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the independent auditor’s qualifications, performance and independence, and (iv) the Board’s oversight and management of the various financial and non-financial risks facing the Company; and (b) prepare the audit committee report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

II.	ORGANIZATION

The Committee shall consist of no fewer than three members who shall be appointed by the Board upon the recommendation of the Governance & Nominating Committee. Each member of the Committee shall meet the independence and experience requirements of the NASDAQ Stock Market (“NASDAQ”) Corporate Governance Rule 5605(c)(2)(A)(as amended) and Section 10A3(b)(2),(3),(4) and (5) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission, in each case, when and to the extent applicable to the Company. All members of the Committee must be financially literate. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, as the board interprets such qualification in its business judgment. At least one member shall qualify as an “audit committee financial expert,” as defined by the Commission. A committee member shall not simultaneously serve on the audit committees of more than three other public companies unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and the Company discloses such determination in its annual proxy statement. The Board may remove or replace, by a majority vote of Independent Directors, Committee members without cause. Committee members shall hold their offices until their successors are elected and qualified, or until the earlier resignation or removal. All vacancies in the Committee shall be filled by the Board. The Board may designate one of the members as Chairman of the Committee or, if the Board does not so designate a Chairman, the Committee will elect a Chairman.

The Committee shall meet at such times and with such frequency as it deems necessary to carry out its duties and responsibilities under this Charter. The Committee shall meet in sessions at which only Independent Directors are present, separate executive sessions with management, including the chief financial officer and other key members of financial management, the independent auditor, and have such other direct and independent interaction with such persons as the members of the Committee deem appropriate. The Committee may request any officer or employee of the Company, the independent auditor or the Company’s outside counsel to attend a meeting of the Committee or to meet with members of, or advisors to, the Committee. All meetings shall be at the call of the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of the business.

The Committee may, in its sole discretion and at the Company’s expense, retain and terminate legal, accounting or other consultants or advisors as it deems necessary in the performance of its duties and without having to seek the approval of the Board. The Company shall provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to the independent auditor for purposes of preparing or issuing an audit report or performing other audit, review or attest services, (ii) compensation to any advisors employed by the Committee and (iii) administrative expenses of the Committee necessary or appropriate in carrying out its duties.

III.	RESPONSIBILITIES

The Committee will fulfill its responsibilities as required by applicable laws, rules or regulations, and otherwise, as it deems necessary or appropriate. The Committee will:

Oversight of Independent Auditor

1.
Appoint or replace (subject to stockholder ratification) the independent auditor engaged for the purposes of preparing or issuing an audit report or related work and shall be directly responsible to set the compensation and perform oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting. The independent auditor shall report directly to the Committee. The Company will provide for funding, as determined by the Committee, for payment of compensation to the independent auditors.

2.
Pre-approve all audit, internal control-related and permitted non-audit services, including the terms thereof, to be performed for the Company by its independent auditor, subject to the de minimus exceptions set forth in the Exchange Act and applicable regulations. The authority to pre-approve such services may be delegated to one or more independent Committee members, and such delegee must present his or her decisions to the full Committee at the next scheduled meeting.

3.
Obtain and review, at least annually, a report by the independent auditor describing: (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company.

4.
Evaluate the independent auditor’s qualifications, performance and independence and present its conclusions to the Board. The evaluation should take into account the opinions of management and should include consideration of whether the auditor’s quality controls are adequate and the non-audit services performed by the auditor for the company are consistent with maintaining the auditor’s independence.

5.
Review and evaluate the lead partner of the independent auditor and assure the regular rotation of the lead audit partners as required by law and applicable regulations. Also, consider a regular rotation of the Independent Auditor.

6.	Establish and maintain guidelines and policies for the Company’s hiring of employees or former employees of the independent auditor.

Financial Statements and Disclosure Matters

1.
Review and discuss with management and the independent auditor the Company’s annual audited financial statements, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and recommend to the Board whether the audited financial statements should be included in the Company’s form 10-K.

2.
Review and discuss the Company’s quarterly financial statements and the Company’s disclosure in periodic quarterly reports including “Management Discussion and Analysis of Financial Condition and Results of Operations” with management and the independent auditor.

3.
Discuss with management and the independent auditor significant issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles.

4.
Review and discuss with the independent auditor any difficulties encountered in the course of the audit work, including any restrictions on the scope of the auditor’s activities or access to information, any significant disagreements with management and any additional applicable matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) in its guidance “Communications with Audit Committees”. The Committee will discuss any accounting adjustments that were noted or proposed by the independent auditor but not made, any communications between the audit team and the audit firm’s national office respecting material auditing or accounting issues presented by the engagement and any management or internal control letter issued, or proposed to be issued, by the audit firm to the company.

5.
Review and discuss the reports required to be provided by the independent auditor concerning: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and the management of the issuer, such as any management letter or schedule of unadjusted differences.

6.
Review and discuss with management and the independent auditor any significant issues with respect to the adequacy of the Company’s internal controls, any special audit steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

7.	Review and discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

8.
Review and discuss with management and the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management guidelines and policies.

9.
Review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and reporting agencies. Such discussions may be done generally, consisting of discussion of the type of information to be disclosed and the type of presentation to be made.

10.
Review disclosures made to the Committee by the Company’s principal executive officer and principal financial officer during the certification process required by Rule 13a-14 under the Exchange Act about any significant deficiencies in the design or operation of internal controls or material weakness identified for the independent auditor in internal controls and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Compliance Oversight

1.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters by employees of the Company.

2.
Obtain from the independent auditor assurance that, if the independent auditor detects or becomes aware of any illegal act, the Committee is adequately informed, and that a report, if required by Section 10A(b) of the Exchange Act, is provided by the independent auditor with respect to such illegal acts.

3.	Obtain reports from management and the independent auditor with respect to the Company’s and its subsidiaries’ compliance with applicable legal requirements and conformity with the Company’s Code of

Business Conduct and Ethics. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct.

4.
Review periodically with management and the independent auditors any correspondences with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s Code of Business Conduct and Ethics. The Committee shall also meet periodically, and may request to meet separately, with the General Counsel and other appropriate legal staff of the Company to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.

5.
Review and approve Related Party Transactions, as defined in the Company’s applicable policies, and any material amendments to such Related Party Transactions. Management will present to the Audit Committee any Related Party Transactions and any material amendments thereto, if applicable, to be entered into by the Company prior to committing to such transaction. After review, the Committee will approve or disapprove such transactions and any material amendments to such transactions.

Risk Management

1.	Articulate and formalize the Company’s policy for the oversight and management of business risks.

2.	Approve management’s overall risk management strategy and ensure the required actions are appropriately resourced.

3.	Review trends on the Company’s risk profile, reports on specific risks and the status of the risk management process.

4.
Ensure that the Company has identified, reviews and regularly updates the profile of the principal strategic, operational and financial risks to which it is exposed and assessed the appropriateness of the steps the Company has taken to manage and mitigate these risks.

5.
Identify and maintain a written record of all material financial and non-financial risks (the “Risk Matrix”). The Committee shall allocate responsibility for the oversight of each risk identified on the Risk Matrix as follows:

a.	Retain oversight through the Committee itself; or

b.	Assign responsibility to one or more other Committees of the Board of Directors; or

c.	Assign responsibility back to the full Board of Directors,

Through the foregoing the Committee shall ensure that each risk is overseen and mitigated to the extent practical.

Reports and Performance Evaluation

1.	Make regular reports to the Board.

2.	Prepare the audit committee report required by the rules of the Commission to be included in the Company’s annual proxy statement.

3.	Annually review and assess its own performance and the adequacy of this Charter and recommend any appropriate changes to the Board for approval.

I.	LIMITATION OF COMMITTEE’S ROLE

While the Committee has the responsibilities and powers set forth in this Charter, the role of the Committee is one of oversight. The members of the Committee are not full-time employees of the Company. It is the duty of management and the independent auditor, and not the duty of the Committee, to plan and conduct audits and determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with US generally accepted accounting principles and applicable rules and regulations.